EXHIBIT 3(A)

STATE OF                   (Seal of North Carolina
   NORTH                      appears here)                Department of The
      CAROLINA                                            Secretary of State

To all whom these presents shall come, Greetings: I, Rufus L. Edmisten, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached to be a true copy of

                             ARTICLES OF AMENDMENT
                                       OF
                             TRIANGLE BANCORP, INC.

the original of which was filed in this office on the 26th day of May, 1995.

                    IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at the City of Raleigh, this 26th day of May, 1995.


(Seal of North Carolina
      appears here)                    (Signature of Rufus L. Edmisten
                                                 appears here)

                                            Secretary of State

                             ARTICLES OF AMENDMENT
                                     TO THE
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                             TRIANGLE BANCORP, INC.

         The undersigned corporation hereby executes these Articles of Amendment for the purpose of amending its Amended and Restated Articles of Incorporation:

         1. The name of the corporation is Triangle Bancorp, Inc.

         2. The text of the amendment to the Amended and Restated Articles of Incorporation was adopted on the 23rd day of May, 1995 and approved by the shareholders of the corporation, as required by N.C.G.S. ss. 55.

         3. The Amended and Restated Articles of Incorporation of the corporation are amended by deleting the text of Article II and inserting in lieu thereof the following new Article II:

         "The aggregate number of shares which the Corporation is authorized to issue is 20,000,000 shares. The shares shall be all of one class, designated as common stock."

         IN WITNESS THEREOF, these Articles of Amendment are signed by the President of the corporation this the 26th day of May, 1995.

                                           Triangle Bancorp, Inc.

                               By:      (Signature of Michael S. Patterson
                                                   appears here)
                                   ____________________________________________
                                              Michael S. Patterson
                                              President

Prepared by and return to:
Mr. Alexander M. Donaldson
For the firm of
Ward and Smith, P.A.
Suite 2400, Two Hannover Square
Fayetteville Street Mall
Raleigh, North Carolina 27601

STATE OF                   (Seal of North Carolina
   NORTH                      appears here)                Department of The
      CAROLINA                                            Secretary of State

To all whom these presents shall come, Greetings:

    I, Rufus L. Edmisten, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached to be a true copy of

                             ARTICLES OF AMENDMENT
                                       OF
                             TRIANGLE BANCORP, INC.

the original of which was filed in this office on the 23rd day of December, 1993.



                    IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at the City of Raleigh, this 23rd day of December, 1993.

(Seal of North Carolina
     appears here)
                                             (Signature of Rufus L. Edmisten
                                                       appears here)
                                                     Secretary of State

                               ARTICLES OF MERGER
                                       OF
                        ATLANTIC COMMUNITY BANCORP, INC.
                                      INTO
                             TRIANGLE BANCORP, INC.

         Triangle Bancorp, Inc. (the "Surviving Corporation"), a corporation organized under the laws of the State of North Carolina, hereby submits these Articles of Merger for the purpose of merging Atlantic Community Bancorp, Inc. (the "Merging Corporation"), a corporation organized under the laws of the State of North Carolina, into the Surviving Corporation:

         I. The Plan of Merger dated October 31, 1994 attached hereto and incorporated herein by reference was duly approved in the manner prescribed by law.

         II. Shareholder approval was obtained as required by Chapter 55 of the North Carolina General Statutes.

         III. These Articles of Merger shall be effective as of 5:00 p.m. on the 31st day of March, 1995.

         IN WITNESS WHEREOF, these Articles of Merger are signed by the President of the Surviving Corporation as of the 29th day of March, 1995.

                                             TRIANGLE BANCORP, INC.

                                   By: (Signature of Michael S. Patterson
                                                 appears here)
                                      _________________________________________
                                      Michael S. Patterson, President

Prepared by and return to:
Alexander M. Donaldson
For the firm of
Ward and Smith, P.A.
Suite 2400
Two Hannover Square
Fayetteville Street Mall
Raleigh, North Carolina 27601
Telephone:        (919) 836-1800

                                 PLAN OF MERGER

         1.1. Names of Merging Corporations. The names of the corporations proposed to be merged are ATLANTIC COMMUNITY BANCORP, INC. ("Atlantic") and TRIANGLE BANCORP, INC. ("Triangle").

         1.2. Nature of Transaction. Subject to the provisions of this Agreement, at the "Effective Time" (as defined in Paragraph 1.7. below), Atlantic shall be merged into and with Triangle (the "Merger").

         1.3. Effect of Merger; Surviving Corporation. At the Effective Time and by reason of the Merger, the separate corporate existence of Atlantic shall cease while the corporate existence of Triangle as the surviving corporation in the Merger shall continue with all of its purposes, objects, rights, privileges, powers and franchises, all of which shall be unaffected and unimpaired by the Merger. The duration of the corporate existence of Triangle as the surviving corporation shall be perpetual and unlimited. Except as otherwise provided herein, the Merger shall have all of the effects set out in Section 55-11-06 of the North Carolina General Statutes.

         1.4. Assets and Liabilities of Atlantic. At the Effective Time and by reason of the Merger, and in accordance with N.C. GEN. STAT. ss.55-11-06, all of the property, assets and rights of every kind and character of Atlantic (including without limitation all real, personal or mixed property, all debts due on whatever account, all other choses in action and all and every other interest of or belonging to or due to Atlantic, whether tangible or intangible) shall be transferred to and vest in Triangle, and Triangle shall succeed to all the rights, privileges, immunities, powers, purposes and franchises of a public or private nature (including all trust and fiduciary properties, powers and rights) of Atlantic, all without any conveyance, assignment or further act or deed; and Triangle shall become responsible for all of the liabilities, duties and obligations of every kind, nature and description (including, but not limited to, Atlantic's obligations, if any, under its 12.5% subordinated debentures due December 31, 2,000 (the "Debentures") which will be automatically and expressly assumed in accordance with the terms of such debentures, and its duties as trustee or fiduciary) of Atlantic as of the Effective Time.

         1.5. Conversion and Exchange of Stock.

              a. Conversion of Atlantic Stock. Except as provided herein, at the Effective Time all rights of Atlantic's shareholders with respect to all then outstanding shares of common stock of Atlantic ("Atlantic Stock") shall cease to exist and the holders of shares of Atlantic Stock shall cease to be, and shall have no further rights as, shareholders of Atlantic, but shall become and be shareholders of Triangle. As consideration for and to effectuate the Merger (and except as otherwise provided herein), each such outstanding share of Atlantic Stock shall be converted, without any action on the part of the holder of such share, Triangle or Atlantic, into a number of newly issued shares of common stock of Triangle ("Triangle Stock") determined in accordance with the "Exchange Ratio" (as defined below).

         b. Conversion of Atlantic Warrants. At the Effective Time, each warrant previously granted by Atlantic to purchase shares of Atlantic Stock (the "Warrants") and which is outstanding on the date of this Agreement automatically shall be converted into a warrant to purchase a number of shares of Triangle Stock equal to the number of shares of Atlantic Stock originally covered by the warrant multiplied by the Exchange Ratio (as defined below). The purchase or exercise price of each share of Triangle Stock under each such warrant shall be equal to the per share purchase or exercise price of Atlantic Stock previously covered by such warrant divided by the Exchange Ratio (and rounded up to the nearest cent). All other terms of each such Atlantic Warrant shall apply to the purchase of Triangle Stock thereunder and shall be unaffected by the Merger or conversion, including but not limited to Sections 8.2 and 8.3 of the Warrants.

         For purposes of Paragraphs 1.5.a. and 1.5.b., the "Exchange Ratio" shall equal six-tenths (0.6) of one share of Triangle Stock for each share of Atlantic Stock. Notwithstanding anything contained herein to the contrary, the Exchange Ratio shall be reduced by appropriate method to the extent that (i) any cash dividends or other distributions are paid or made by Atlantic between the date of this Agreement and the Effective Time in excess of regular quarterly dividends of $0.02 per share, (ii) the aggregate amount of fees paid by Atlantic to Legg Mason Wood Walker, Inc. ("Legg Mason") for delivery of a "Fairness Opinion" or for any other services provided to Atlantic by Legg Mason from January 1, 1994 to the Effective Time shall exceed $50,000 (together with reimbursement for out-of-pocket expenses not to exceed $5,000.00), and (iii) the aggregate amount of fees and expenses paid by Atlantic to other individuals or entities for accounting, legal or other services provided to Atlantic by such entities in connection with the Merger exceeds $40,000.

         c. Exchange and Payment Procedures. Following the Effective Time, certificates representing shares of Atlantic Stock outstanding at the Effective Time (herein sometimes referred to as "Old Certificates") shall evidence only the right of the registered holder thereof to receive, and may be exchanged for, (i) certificates evidencing the number of whole shares of Triangle Stock to which such holders shall have become entitled ("New Certificates"), plus cash for any fractional share interests as provided herein, or (ii) in the case of shares as to which rights of dissent and appraisal are properly exercised (as provided below), cash as provided in Article 13 of the North Carolina Business Corporation Act.

         Following the Effective Time there shall be no further transfers of Atlantic Stock on the stock transfer books of Atlantic or the registration of any transfer of an Old Certificate by any holder thereof, and the surrender of each Old Certificate as provided herein shall be made by or on behalf of its holder of record as of the Effective Time.

         As promptly as practicable following the Effective Time, Triangle shall send or cause to be sent to each former shareholder of Atlantic of record immediately prior to the Effective Time written instructions and transmittal materials (a "Transmittal Letter") for use in surrendering Old Certificates to the Transfer Agent. Upon the proper surrender and delivery to First-Citizens Bank & Trust Company, in its capacity as the transfer agent of Triangle Stock (the "Transfer Agent") (in accordance with Triangle's above instructions and accompanied by a properly completed Transmittal Letter) by a former shareholder of Atlantic of his or her Old Certificate(s), and in exchange therefor, the Transfer Agent shall issue, register in the name of and deliver to such shareholder the New Certificate(s) to which such shareholder is entitled pursuant to Paragraph 1.5.a. above.

         d. Treatment of Fractional Shares. No scrip or certificates representing fractional shares of Triangle Stock will be issued to any former shareholder of Atlantic, and, except as provided below, no such shareholder will have any right to vote or receive any dividend or other distribution on, or any other right with respect to, any fraction of a share of Triangle Stock resulting from the above exchange. In the event the exchange of shares results in the creation of fractional shares, in lieu of the issuance of fractional shares of Triangle Stock, Triangle will deliver cash to the Transfer Agent in an amount equal to the aggregate Market Value (as defined below) of all such fractional shares, and in such event the Transfer Agent shall divide such cash among and remit it (without interest) to the former shareholders of Atlantic in accordance with their respective interests.

         For purposes of this Paragraph 1.5.d., "Market Value" shall mean the average of the closing price of Triangle Stock on the Nasdaq National Market during the period of ten consecutive trading days ending on either March 9, 1995 or the business day immediately preceding the Effective Date, whichever yields the greater amount.

         e. Surrender of Certificates. Subject to Paragraph 1.5.h. below, no Triangle Stock certificate or cash shall be delivered to any former shareholder of Atlantic unless and until such shareholder shall have properly surrendered to the Transfer Agent the Old Certificate(s) formerly representing his or her shares of Atlantic Stock, together with a properly completed Transmittal Letter in such form as shall be provided to the shareholder by Triangle for that purpose. Further, until such Old Certificates) are so surrendered, no dividend or other distribution payable to holders of record of Triangle Stock as of any date subsequent to the Effective Time shall be delivered to the holder of such Old Certificate(s). However, subject to prior escheatment under applicable law, upon the proper surrender of such Old Certificate(s) the Transfer Agent shall pay to the registered holder of the shares of Triangle Stock represented by such Old Certificate(s) the amount of any such dividends, or distributions which have accrued but remain unpaid with respect to such shares of Triangle Stock. Neither Atlantic, Triangle nor the Transfer Agent shall have any obligation to pay any interest on any such dividends, interest or distributions for any period prior to such payment.

         f. Antidilutive Adjustments. If, following October 31, 1994, Triangle shall change the number of outstanding shares of Triangle Stock as a result of a dividend payable in shares of Triangle Stock, a stock split, a reclassification or other subdivision or combination of outstanding shares, and if the record date of such event occurs prior to the Effective Time, then an appropriate and proportionate adjustment will be made in the number of shares of Triangle Stock to be issued in exchange for each of the shares of Atlantic Stock.

         g. Dissenters. Any shareholder of Atlantic who has and properly exercises the right of dissent and appraisal with respect to the Merger as provided in Article 13 of the North Carolina Business Corporation Act ("Dissenters Rights") shall be entitled to receive payment of the fair value of his or her shares of Atlantic Stock in the manner and pursuant to the procedures provided therein. Shares of Atlantic Stock held by persons who exercise Dissenters Rights shall not be converted into Triangle Stock as provided in Paragraph 1.5.a. above. However, if any shareholder of Atlantic who exercises Dissenters Rights shall fail to perfect his or her right to receive cash as provided above, or effectively shall waive or lose such right, then each of his or her shares of Atlantic Stock, at Triangle's sole option, shall be deemed to have been converted into the right to receive Triangle Stock as of the Effective Time as provided in Paragraph 1 5.a. above. Any shares of Triangle Stock authorized to be issued pursuant to this Agreement but not exchanged for shares of Atlantic Stock because of the exercise of Dissenters Rights may (i) be sold by the Transfer Agent at public auction or by private sale, or through a dealer or by any other reasonable method, at its election, for the best available price, and the net proceeds of any such sale shall be retained by Triangle or
(ii) cancelled upon the books of Triangle.

         h. Lost Certificates. Any shareholder of Atlantic whose certificate evidencing shares of Atlantic Stock has been lost, destroyed, stolen or otherwise is missing shall be entitled to receive a certificate representing the shares of Triangle Stock to which he or she is entitled in accordance with and upon compliance with conditions imposed by the Transfer Agent or

Triangle (including without limitation a requirement that the shareholder provide a lost instruments indemnity or surety bond in form, substance and amount satisfactory to the Transfer Agent and Triangle).

              i. Outstanding Trianqle Stock. The status of the shares of Triangle Stock which are outstanding immediately prior to the Effective Time shall not be affected by the Merger.

         1.6. Articles, Bylaws and Management. The Articles of Incorporation and Bylaws of Triangle in effect at the Effective Time shall be the Articles of Incorporation and Bylaws of Triangle as the surviving corporation. The officers and the directors of Triangle in office at the Effective Time shall continue to hold such offices until removed as provided by law or until the election or appointment of their respective successors.

         1.7. Closing; Effective Time. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Triangle, in Raleigh, North Carolina, or at such other place as Triangle shall designate, on March 31, 1995 or on such other date mutually agreed upon by the parties hereto (the "Closing Date"). At the Closing, Triangle and Atlantic shall take such actions (including without limitation the delivery of certain closing documents and the execution of Articles of Merger under North Carolina law) as are required herein and as otherwise shall be required by law to consummate the Merger and cause it to become effective.

         Subject to the terms and conditions set forth herein (including without limitation the receipt of all required approvals of governmental and regulatory authorities), the Merger shall become effective on the date and at the time (the "Effective Time") specified in Articles of Merger filed with the North Carolina Secretary of State in accordance with law; provided, however, that the Effective Time shall in no event be more than ten days following the Closing Date. If the Articles of Merger do not designate a specific time as the Effective Time, then the Effective Time shall be that date and time when the Articles of Merger are filed with the North Carolina Secretary of State.

             ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                                       OF
                             TRIANGLE BANCORP, INC.

         The undersigned corporation hereby submits these Articles of Amendment for the purpose of amending its Articles of Incorporation:


         1. The name of the corporation is Triangle Bancorp, Inc.

         2. The text of the amendment to the Articles of Incorporation adopted on the 23rd day of November, 1993 and approved by the shareholders of the corporation, as required by Chapter 55 of the North Carolina General Statutes, is as follows:

         3. The Articles of Incorporation of the corporation hereby are amended by deleting Article II thereof and inserting in lieu thereof the following new
Article II:

            "Article II--The aggregate number of shares which the corporation is authorized to issue is 10,000,000 shares. These shares shall be all of one class, designated as common stock."

         4. These Articles of Amendment shall be effective as of 11:59 p.m. on the 28th day of December, 1993.

         This the 21st day of December, 1993.

                                               TRIANGLE BANCORP, INC.

                                        By: (Signature of Michael S. Patterson
                                                      appears here)
                                            ____________________________________
                                            Michael S. Patterson, President

Prepared by and return to:

Alexander M. Donaldson
For the firm of
Ward and Smith, P.A.
Suite 2400
Two Hannover Square
Fayetteville Street Mall
Post Office Box 2091
Raleigh, North Carolina 27602-2091
Telephone:        (919) 836-1800

STATE OF                   (Seal of North Carolina
   NORTH                      appears here)                Department of The
      CAROLINA                                            Secretary of State



         To all whom these presents shall come, Greetings:

         I, Rufus L. Edmisten, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached to be a true copy of

                             ARTICLES OF AMENDMENT
                                       OF
                             TRIANGLE BANCORP, INC.

the original of which was filed in this office on the 7th day of June, 1993.

                    IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at the City of Raleigh, this 7th day of June, 1993.

(Seal of North Carolina
     appears here)
                                             (Signature of Rufus L. Edmisten
                                                       appears here)
                                                     Secretary of State

                             ARTICLES OF AMENDMENT
                                       OF
                             TRIANGLE BANCORP,INC.

         The undersigned corporation hereby submits the Articles of Amendment for the purpose of amending its Articles of Incorporation:

         1. The name of the corporation is Triangle Bancorp, Inc.

         2. The following amendments to the Articles of Incorporation of the corporation were adopted by its shareholders on the 11th day of May, 1993, in the manner prescribed by law:

            The Articles of Incorporation shall be amended by adding new Articles X and XI to read as follows:

            Article X. A Director may be removed from office with cause by the affirmative vote of seventy-five percent (75%) of all eligible votes present in person or by proxy at a meeting of shareholders at which a quorum is present. A Director may be removed from office without cause by the affirmative vote of seventy-five percent (75%) of all eligible votes present in person or by proxy at a meeting of shareholders at which a quorum is present provided that removal without cause is recommended to the shareholders by the Board of Directors pursuant to a vote of not less than seventy-five percent (75%) of the Directors then in office. If a Director is elected by a separate voting group, only the members of that voting group may participate in the vote to remove him. The entire Board of Directors may not be removed except pursuant to the removal of individual Directors in accordance with the foregoing provisions.

            For purposes of this Article, "cause" is defined as personal dishonesty, incompetence, mental or physical incapacity, breach of fiduciary duty involving personal profit, a failure to perform stated duties, or a violation of any law, rule or regulation (other than a traffic violation or similar routine offense) (based on a conviction for such offense or an opinion of counsel to the Corporation to such effect).

            Article XI. These Articles may not be amended except pursuant to the affirmative vote of seventy-five percent (75%) of all eligible votes present in person or by proxy at a meeting of shareholders at which a quorum is present, and, if applicable, the affirmative vote of seventy-five percent (75%) of all eligible votes in any voting group present in person or by proxy at a meeting of shareholders at which a quorum of such voting group is present with respect to which voting group the amendment would create dissenters' rights or under the circumstances set forth in North Carolina General Statutes 55-10-04.

         3. These articles will become effective upon filing.

         This the 3rd day of June, 1993.


                                              TRIANGLE BANCORP, INC.

                                        By: (Signature of Michael S. Patterson
                                                      appears here)
                                            ____________________________________
                                            Michael S. Patterson, President

STATE OF                   (Seal of North Carolina
   NORTH                      appears here)                Department of the
      CAROLINA                                            Secretary of State


To all whom these presents shall come, Greetings:

    I, Rufus L. Edmisten, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached ( 7 sheets) to be a true copy of

                            ARTICLES OF RESTATEMENT
                                       OF
                             TRIANGLE BANCORP, INC.

the original of which was filed in this office on the 25th day of March, 1992.

    In Witness Whereof, I have hereunto set my hand and affixed my official
Seal.

    Done in Office, at Raleigh, this the 25th day Of March in the Year of our Lord 1992.


(Seal of North Carolina
     appears here)
                                             (Signature of Rufus L. Edmisten
                                                       appears here)
                                                     Secretary of State

                            ARTICLES OF RESTATEMENT
                                       OF
                             TRIANGLE BANCORP, INC.

         The undersigned corporation hereby submits these Articles of Restatement for the purpose of integrating into one document its original articles of incorporation and all amendments thereto and also for the purpose of amending its articles of incorporation:

         1. The name of the corporation is Triangle Bancorp, Inc.

         2. Attached hereto as an exhibit are the amended and restated articles of incorporation, which contain an amendment to the articles of incorporation requiring shareholder approval.

         3. The amended and restated articles of incorporation of the corporation were adopted by its shareholders on the 17th day of March, 1992, in the manner prescribed by law.

         4. These articles will become effective upon filing.

         This the 25th day of March, 1992.


                                              TRIANGLE BANCORP, INC.

                                        By: (Signature of Michael S. Patterson
                                                      appears here)
                                            ____________________________________
                                            Michael S. Patterson, President
                                              and Chief Executive Officer

                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                             TRIANGLE BANCORP, INC.

         The undersigned hereby submits these Articles of Incorporation for the purpose of forming a business corporation under and by virtue of the laws of the State of North Carolina:

                                   ARTICLE I

         The name of the corporation is TRIANGLE BANCORP, INC.

                                   ARTICLE II

         The aggregate number of shares which the corporation is authorized to issue is 6,000,000 shares. These shares shall be all of one class, designated as common stock.

                                  ARTICLE III

         The minimum amount of consideration to be received by the corporation for its shares before it shall commence business is One Hundred Dollars ($100.00) in cash or property of equivalent value.

                                   ARTICLE IV

         The provisions of Article 9, "The North Carolina Shareholder Protection Act" and Article 9A, "The North Carolina Control Share Acquisition Act" of the North Carolina Business Corporation Act shall not be applicable to the corporation.

                                   ARTICLE V

         The number of directors constituting the initial board of directors shall be 25; and, the names and addresses of the persons who are to serve as directors until the first meeting of shareholders or until their successors are elected and qualified are:

NAME                                  ADDRESS

Carole S. Anders                      4800 Six Forks Road
                                      Post Office Box 31828
                                      Raleigh, NC 27609

William C. Burkhardt                  4800 Six Forks Road
                                      Post Office Box 31828
                                      Raleigh, NC 27609

David T. Clancy                       4800 Six Forks Road
                                      Post Office Box 31828
                                      Raleigh, NC 27609

 NAME                                 ADDRESS

Thomas B. Dameron, Jr.                4800 Six Forks Road
                                      Post Office Box 31828
                                      Raleigh, NC 27609

N. Leo Daughtry                       4800 Six Forks Road
                                      Post Office Box 31828
                                      Raleigh, NC 27609

Robert L. Guthrie                     4800 Six Forks Road
                                      Post Office Box 31828
                                      Raleigh, NC 27609

John B. Harris, Jr.                   4800 Six Forks Road
                                      Post Office Box 31828
                                      Raleigh, NC 27609

K. Neal Hunt                          4800 Six Forks Road
                                      Post Office Box 31828
                                      Raleigh, NC 27609

Jeanette W. Hyde                      4800 Six Forks Road
                                      Post Office Box 31828
                                      Raleigh, NC 27609

Earl Johnson, Jr.                     4800 Six Forks Road
                                      Post Office Box 31828
                                      Raleigh, NC 27609

O. A. Keller, III                     4800 Six Forks Road
                                      Post Office Box 31828
                                      Raleigh, NC 27609

Edythe P. Lumsden                     4800 Six Forks Road
                                      Post Office Box 31828
                                      Raleigh, NC 27609

Matt H. Nowell                        4800 Six Forks Road
                                      Post Office Box 31828
                                      Raleigh, NC 27609

Michael S. Patterson                  4800 Six Forks Road
                                      Post Office Box 31828
                                      Raleigh, NC 27609

William D. Poe, Jr.                   4800 Six Forks Road
                                      Post Office Box 31828
                                      Raleigh, NC 27609

 NAME                                 ADDRESS

Patrick H. Pope                       4800 Six Forks Road
                                      Post Office Box 31828
                                      Raleigh, NC 27609

William R. Pope                       4800 Six Forks Road
                                      Post Office Box 31828
                                      Raleigh, NC 27609

Henry M. Shaw, Jr.                    4800 Six Forks Road
                                      Post Office Box 31828
                                      Raleigh, NC 27609

Steven F. Techet                      4800 Six Forks Road
                                      Post Office Box 31828
                                      Raleigh, NC 27609

N. Johnson Tilghman                   4800 Six Forks Road
                                      Post Office Box 31828
                                      Raleigh, NC 27609

George C. Turner                      4800 Six Forks Road
                                      Post Office Box 31828
                                      Raleigh, NC 27609

John E. Weems                         4800 Six Forks Road
                                      Post Office Box 31828
                                      Raleigh, NC 27609

Sydnor M. White                       4800 Six Forks Road
                                      Post Office Box 31828
                                      Raleigh, NC 27609

J. Blount Williams                    4800 Six Forks Road
                                      Post Office Box 31828
                                      Raleigh, NC 27609

Robert W. Wynne, III                  4800 Six Forks Road
                                      Post Office Box 31828
                                      Raleigh, NC 27609



                                   ARTICLE VI

         No director of the corporation shall have personal liability arising out of an action whether by or in the right of the corporation or otherwise for monetary damages for breach of any duty as a director; provided, however, that the foregoing shall not limit or eliminate the personal liability of a director with respect to (i) acts or omissions occurring prior to the date of the effectiveness of this Article, (ii) acts or omissions that such director at the time of such breach knew or believed were clearly in conflict with the best interests of the corporation, (iii) any liability under Section 55-8-33 of the North Carolina General Statutes or any successor provision, or (iv) any transaction from which such director derived an improper personal benefit. As used in this Article, the term "improper personal benefit" does not include a director's reasonable compensation or other reasonable incidental benefits for or on account of his or her service as a director, officer, employee, independent contractor, attorney, or consultant of the corporation.

         Furthermore, notwithstanding the foregoing provision, in the event that
Section 55-2-02 or any other provision of the North Carolina General Statutes is amended or enacted to permit further limitation or elimination of the personal liability of a director, the personal liability of the corporation's directors shall be limited or eliminated to the fullest extent permitted by the applicable law.

         This Article shall not affect a provision permitted under the North Carolina General Statutes and the Articles of Incorporation, Bylaws or contract or resolution of the corporation indemnifying or agreeing to indemnify a director against personal liability. Any repeal or modification of this Article shall not adversely affect any limitation hereunder on the personal liability of a director with respect to acts or omissions occurring prior to such repeal or modification.

                                  ARTICLE VII

         The address of the initial registered office of the corporation in the State of North Carolina is 4800 Six Forks Road, P.O. Box 31828, Raleigh, Wake County, North Carolina, 27609; and, the name of its initial registered agent at such address is Debra L. Lee.

                                  ARTICLE VIII

         The name and address of the incorporator are:

NAME                                  ADDRESS

Petree Stockton & Robinson            1001 West Fourth Street
                                      Winston-Salem, NC 27101

                                   ARTICLE IX

         (a) Except as set forth in paragraph (b) of this Article IX, the affirmative vote or consent of the holders of not less than 80% of the outstanding shares of stock of the corporation entitled to vote on a particular matter shall be required:

             (1) to adopt any agreement for, or to approve, the merger or consolidation of the corporation or any affiliate (as hereinafter defined) with or into any other person (as hereinafter defined);

             (2) to authorize any sale, transfer, or exchange to any other person of all or substantially all of the assets of the corporation or any affiliate; or

             (3) to authorize the issuance or transfer by the corporation or any affiliate of any voting securities of the corporation or any affiliate in exchange or payment for the securities or assets of any other person, if such authorization is otherwise required by law or by agreement between the corporation and any national securities exchange or by any other agreement to which the corporation or any affiliate is a party.

         (b) The provisions of paragraph (a) of this Article IX shall not apply, and the provisions of North Carolina law otherwise applicable shall apply, to
(1) any transactions described therein if the Board of Directors by resolution shall have approved the transaction by two-thirds vote of all directors then in office; or (2) any transaction described therein if such other person is a corporation of which a majority of the outstanding shares of all classes of stock entitled to vote in elections of directors is owned of record or beneficially by the corporation or its affiliates.

         (c) The affirmative vote or consent of the holders of not less than 80% of the outstanding shares of stock of the corporation entitled to vote on the dissolution of the corporation shall be required for the adoption of any plan for the dissolution of the corporation if the Board of Directors shall not have, by resolution adopted by two-thirds vote of all directors then in office, recommended to the shareholders the adoption of such plan for dissolution of the corporation. If the Board of Directors by such vote shall have so recommended to the shareholders such plan for dissolution of the corporation, the provisions of North Carolina law otherwise applicable shall apply.

         (d) In evaluating the merits of any transaction described in paragraph
(a) of this Article IX, or any offer of a person to make a tender or exchange offer for any equity security of the corporation, the Board of Directors shall, in connection with the exercise of its judgment in determining what is in the best interest of the corporation and its shareholders, give due consideration to all relevant factors, including, without limitation, the social and economic effects on the employees, depositors, customers, suppliers, and other constituents of the corporation and its affiliates, and on the communities in which the corporation and its affiliates operate or are located.

         (e) For the purposes of this Article IX,

             (1) an "affiliate" is any person who directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified;

             (2) "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise; and

             (3) a "person" is any individual, corporation, partnership, trust, estate or other entity.

         This the 25th day of March, 1992.

                                              TRIANGLE BANCORP, INC.

                                        By: (Signature of Michael S. Patterson
                                                      appears here)
                                            ____________________________________
                                            Michael S. Patterson, President
                                             and Chief Executive Officer

STATE OF                   (Seal of North Carolina
   NORTH                      appears here)                Department of the
      CAROLINA                                            Secretary of State


To all whom these presents shall come, Greetings:

    I, Rufus L. Edmisten, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached ( 5 sheets) to be a true copy of

                           ARTICLES OF INCORPORATION
                                       OF
                             TRIANGLE BANCORP, INC.

the original of which was filed in this office on the 26th day of November, 1991.

    In Witness Whereof, I have hereunto set my hand and affixed my official
Seal.

    Done in Office, at Raleigh, this the 27th day of November in the Year of our Lord 1991.


(Seal of North Carolina
     appears here)
                                             (Signature of Rufus L. Edmisten
                                                       appears here)
                                                     Secretary of State

ARTICLES OF INCORPORATION
OF
TRIANGLE BANCORP, INC.

The undersigned hereby submits these Articles of Incorporation for the purpose of forming a business corporation under and by virtue of the laws of the State of North Carolina:

ARTICLE I

The name of the corporation is TRIANGLE BANCORP, INC.

ARTICLE II

The aggregate number of shares which the corporation is authorized to issue is 6,000,000 shares. These shares shall be all of one class, designated as common stock.

ARTICLE III

The minimum amount of consideration to be received by the corporation for its shares before it shall commence business is One Hundred Dollars ($100.00) in cash or property of equivalent value.

ARTICLE IV

The provisions of Article 9, "The North Carolina Shareholder Protection Act" and Article 9A, "The North Carolina Control Share Acquisition Act" of the North Carolina Business Corporation Act shall not be applicable to the corporation.

ARTICLE V

The number of directors constituting the initial board of directors shall be 25; and, the names and addresses of the persons who are to serve as directors until the first meeting of shareholders or until their successors are elected and qualified are:

 NAME                                ADDRESS

Carole S. Anders                     4800 Six Forks Road
                                     Post Office Box 31828
                                     Raleigh, NC 27622

William C. Burkhardt                 4800 Six Forks Road
                                     Post Office Box 31828
                                     Raleigh, NC 27622

David T. Clancy                      4800 Six Forks Road
                                     Post Office Box 31828
                                     Raleigh, NC 27622

 NAME                                ADDRESS

Thomas B. Dameron, Jr.               4800 Six Forks Road
                                     Post Office Box 31828
                                     Raleigh, NC 27622

N. Leo Daughtry                      4800 Six Forks Road
                                     Post Office Box 31828
                                     Raleigh, NC 27622

Robert L. Guthrie                    4800 Six Forks Road
                                     Post Office Box 31828
                                     Raleigh, NC 27622

John B. Harris, Jr.                  4800 Six Forks Road
                                     Post Office Box 31828
                                     Raleigh, NC 27622

K. Neal Hunt                         4800 Six Forks Road
                                     Post Office Box 31828
                                     Raleigh, NC 27622

Jeanette W. Hyde                     4800 Six Forks Road
                                     Post Office Box 31828
                                     Raleigh, NC 27622

Earl Johnson, Jr.                    4800 Six Forks Road
                                     Post Office Box 31828
                                     Raleigh, NC 27622

O. A. Keller, III                    4800 Six Forks Road
                                     Post Office Box 31828
                                     Raleigh, NC 27622

Edythe P. Lumsden                    4800 Six Forks Road
                                     Post Office Box 31828
                                     Raleigh, NC 27622

Matt H. Nowell                       4800 Six Forks Road
                                     Post Office Box 31828
                                     Raleigh, NC 27622

Michael S. Patterson                 4800 Six Forks Road
                                     Post Office Box 31828
                                     Raleigh, NC 27622

William D. Poe, Jr.                  4800 Six Forks Road
                                     Post Office Box 31828
                                     Raleigh, NC 27622

 NAME                                ADDRESS

Patrick H. Pope                      4800 Six Forks Road
                                     Post Office Box 31828
                                     Raleigh, NC 27622

William R. Pope                      4800 Six Forks Road
                                     Post Office Box 31828
                                     Raleigh, NC 27622

Henry M. Shaw, Jr.                   4800 Six Forks Road
                                     Post Office Box 31828
                                     Raleigh, NC 27622

Steven F. Techet                     4800 Six Forks Road
                                     Post Office Box 31828
                                     Raleigh, NC 27622

N. Johnson Tilghman                  4800 Six Forks Road
                                     Post Office Box 31828
                                     Raleigh, NC 27622

George C. Turner                     4800 Six Forks Road
                                     Post Office Box 31828
                                     Raleigh, NC 27622

John E. Weems                        4800 Six Forks Road
                                     Post Office Box 31828
                                     Raleigh, NC 27622

Sydnor M. White                      4800 Six Forks Road
                                     Post Office Box 31828
                                     Raleigh, NC 27622

J. Blount Williams                   4800 Six Forks Road
                                     Post Office Box 31828
                                     Raleigh, NC 27622

Robert W. Wynne, III                 4800 Six Forks Road
                                     Post Office Box 31828
                                     Raleigh, NC 27622


                                   ARTICLE VI

         No director of the corporation shall have personal liability arising out of an action whether by or in the right of the corporation or otherwise for monetary damages for breach of any duty as a director; provided, however, that the foregoing shall not limit or eliminate the personal liability of a director with respect to (i) acts or omissions occurring prior to the date of the effectiveness of this Article, (ii) acts or omissions that such director at the time of such breach knew or believed were clearly in conflict with the best interests of the corporation, (iii) any liability under Section 55-8-33 of the North Carolina General Statutes or any successor provision, or (iv) any transaction from which such director derived an improper personal benefit. As used in this Article, the term "improper personal benefit" does not include a director's reasonable compensation or other reasonable incidental benefits for or on account of his or her service as a director, officer, employee, independent contractor, attorney, or consultant of the corporation.

         Furthermore, notwithstanding the foregoing provision, in the event that
Section 55-2-02 or any other provision of the North Carolina General Statutes is amended or enacted to permit further limitation or elimination of the personal liability of a director, the personal liability of the corporation's directors shall be limited or eliminated to the fullest extent permitted by the applicable law.

         This Article shall not affect a provision permitted under the North Carolina General Statutes and the Articles of Incorporation, Bylaws or contract or resolution of the corporation indemnifying or agreeing to indemnify a director against personal liability. Any repeal or modification of this Article shall not adversely affect any limitation hereunder on the personal liability of a director with respect to acts or omissions occurring prior to such repeal or modification.

                                  ARTICLE VII

         The address of the initial registered office of the corporation in the State of North Carolina is 4800 Six Forks Road, P.O. Box 31828, Raleigh, Wake County, North Carolina, 27622; and, the name of its initial registered agent at such address is Debra L. Lee.

                                  ARTICLE VIII

         The name and address of the incorporator are:

              NAME                                ADDRESS

         Petree Stockton & Robinson               1001 West Fourth Street
                                                  Winston-Salem, NC 27101

                                   ARTICLE IX

                 These Articles will be effective upon filing.

         This the 25th day of November, 1991.

                                    PETREE STOCKTON & ROBINSON, a North
                                       Carolina General Partnership


                                    By: (Signature of Elizabeth L. Moore
                                                  appears here)
                                        _____________________________________
                                        Elizabeth L. Moore, Partner Incorporator